Exhibit 10.21

NOTE CONTRIBUTION AGREEMENT

THIS NOTE CONTRIBUTION AGREEMENT (this “Agreement”) dated March 9, 2021 among:

(a)	ENERGY HUNTER RESOURCES, INC., a Delaware corporation (the “Company”),

(b)	SATELLITE OVERSEAS (HOLDINGS) LIMITED (the “Holder”); and

(c)	GENERATION HEMP, INC., a Colorado corporation (“GENH”).

The Company, the Holder, and GENH may be referred to herein individually as a “Party” and collectively, as the “Parties.”

Background

1 On March 30, 2017, the Holder and the Company entered into that certain 10.00% Senior Secured Promissory Note (the “Original Note”), as amended by Amendment No. 1 to 10% Senior Secured Promissory Note dated as of August 29, 2017 (“Amendment No. 1”), Amendment No. 2 to 10.00% Senior Secured Promissory Note dated as of September 29, 2017 (“Amendment No. 2”), Amendment No. 3 to 10.00% Senior Secured Promissory Note dated as of October 27, 2017 (“Amendment No. 3”), Amendment, Partial Payment, Partial Release of Deed of Trust Property, and Amendment No. 4 to 10.00% Senior Secured Promissory Note dated as of November 10, 2017 (“Amendment No. 4”), Amendment No. 5 to 10.00% Senior Secured Promissory Note dated as of January 20, 2018 (“Amendment No. 5”), Amendment No. 6 to 10% Senior Secured Promissory Note dated as of February 28, 2018 (“Amendment No. 6”), Amendment No. 7 to 10% Senior Secured Promissory Note dated as of April 16, 2018 (“Amendment No. 7”), Amendment No. 8 to 10% Senior Secured Promissory Note dated as of July 19, 2019 (“Amendment No. 8”), and Amendment No. 9 to 10% Senior Secured Promissory Note dated as of February 6, 2020 (“Amendment No. 9”) (the Original Note as amended by Amendment No. 1 through Amendment No. 9, the “Note”).

2. As of the date hereof, the amount of unpaid principal and accrued interest on the Note is $1,942,500.00 (the “Unpaid Amount”).

3. On August 15, 2019, GENH, formerly known as Home Treasure Finders, Inc., entered into a Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”) among GENH, HMTF Merger Sub Inc., a Colorado corporation (as “Buyer” and together with GENH, the “Buyer Parties”), the Company, certain stockholders of the Company set for therein (as “Sellers”), and Gary C. Evans (as the “Sellers’ Representative”) pursuant to which, the Company, GENH and Buyer intended to effect a merger of Buyer with and into the Company (the “Merger”) in accordance with the Stock Purchase Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), whereupon consummation of the Merger, Buyer ceased to exist and the Company became a subsidiary of GENH.

4. In furtherance of the Merger, Buyer Parties purchased from Sellers 6,328,948 shares of its common stock, par value $0.0001 per share, representing approximately 91% of the issued and outstanding common stock of the Company as of August 15, 2019. Upon closing, the Sellers received from GENH 6,328,948 shares of Series A Convertible Preferred Stock and the Company became a direct subsidiary of GENH.

5. In addition to being the Holder under the Note, the Holder was also one of the Sellers. As such, the Holder owns shares of the Series A Convertible Preferred Stock. Holder now wishes to contribute the Note to GENH in exchange for an agreed upon amount of common stock in GENH. This Agreement sets forth the terms and conditions of such contribution and exchange.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1. Note Contribution.

a. Contribution and Exchange.

i. On the terms and subject to the conditions set forth in this Agreement, at the closing of the Exchange (the “Closing”) (x) the Holder will contribute, transfer, and convey to GENH, free and clear of all liens, pledges, encumbrances, security interests, mortgages, hypothecations, charges, restrictions or known claims of any kind, nature or description (“Liens”), and GENH will accept from the Holder, the Note, and (y) in exchange for the contribution of the Note by the Holder with a value equal to the Unpaid Amount, GENH will issue, transfer, exchange and convey to the Holder , and the Holder will accept from GENH, the Contribution Securities (as defined below).

ii. The Holder will receive 1,000,000 shares of common stock of the Company (the “Common Stock”) in exchange for its contribution of the Note (the “Contribution Securities”).

b. The Closing. The Closing shall occur concurrently with the execution and delivery of this Agreement by the parties at the offices of Duane Morris LLP, 1540 Broadway, New York, New York 10036 at 11:00 a.m. (Eastern Time) or in any case at such other location, date and time or by such other means (e.g., e-mail/PDF or facsimile and overnight delivery of original execution documents) as may be agreed by the parties in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2. Representations and Warranties.

a. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company and GENH, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof, and will be as of the Closing Date, as follows:

i. Authorization; No Restrictions, Consents or Approvals. The Holder has the full right, power (and capacity, if the Holder is an individual) and authority to enter into and perform the Holder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. The Holder (if the Holder is not an individual) is duly incorporated, organized or formed, validly existing and in good standing under the laws of its state or country of incorporation, organization or formation (as the case may be). This Agreement, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The person signing this Agreement to bind the Holder has been duly authorized by the Holder to do so.

ii. Transfer of Note. The Note owned by the Holder is owned free and clear of all Liens. The Note owned by the Holder will be validly transferred to GENH free and clear of all Liens and taxes with respect to the transfer thereof. By countersigning below, the undersigned does hereby waive any transfer restrictions, rights of first refusal or any other rights that such party may have under the organizational documents of the Company or otherwise in respect of the transfer of the Holder’s Note pursuant to this Agreement.

iii. Investment Representations.

1. The Holder understands that the Contribution Securities have not been, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under the Colorado corporations Code or the Delaware Securities Act. The Holder also understands that the Contribution Securities are being issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, the Colorado corporate code, and of the Delaware Securities Act. The Holder acknowledges that GENH will rely on the Holder’s representations, warranties and certifications set forth below for purposes of determining the Holder’s suitability as an investor in the Contribution Securities and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act, of the Section 25012(f) exemption under the Colorado corporate code and of the applicable exemption under the Delaware Securities Act. The Holder understands that the Contribution Securities will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Contribution Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that GENH has no obligation to register or qualify the Contribution Securities, or any equity interests or other securities into which they may be converted, for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Contribution Securities, and on requirements relating to GENH which are outside of the Holder’s control, and which GENH may be under no obligation, and may not be able to, satisfy. The Holder understands that GENH is under no obligation to assist the Holder in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever.

2. The Holder has received all the information the Holder considers necessary or appropriate for deciding whether to acquire and accept the Contribution Securities, including information describing GENH and the risk factors associated with GENH’s business as set forth in GENH’s most recently filed Annual Report on Form 10-K. The Holder understands the risks involved in an investment in the Contribution Securities. The Holder further represents that the Holder has had an opportunity to ask questions and receive answers from GENH regarding the terms and conditions of the Exchange, and the business, properties, prospects, and financial condition of GENH and the Company and to obtain such additional information (to the extent that GENH and/or the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Holder or to which the Holder had access. The Holder further represents that the Holder is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and that the Holder is capable of bearing the high degree of economic risk and burdens of its investment in the Contribution Securities, including, but not limited to, the possibility of the complete loss of all funds invested, the loss of any anticipated tax benefits, the lack of a public market for the Contribution Securities, the unavailability of redemption for the Contribution Securities, which may make the liquidation of this investment impossible for the indefinite future. The Holder further understands and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Contribution Securities for investment or any recommendation or endorsement of the Contribution Securities.

3. The Holder is accepting the Contribution Securities for the Holder’s own account for investment only, not as a nominee or agent, and not with a view to the resale or “distribution” (within the meaning of the Securities Act) of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract or agreement with any person or entity to sell, transfer or grant participations to such person, entity or to any third person, with respect to the Contribution Securities. If other than an individual, the Holder represents that it has not been formed solely for the purpose of acquiring the Contribution Securities.

4. The Holder understands that the Contribution Securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

5. The Holder acknowledges and agrees that each certificate representing the Contribution Securities shall bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

6. The Holder has a pre-existing personal or business relationship with GENH, its subsidiaries, and/or its principal executive officers, or, by reason of the Holder’s business or financial experience (or the business or financial experience of the Holder’s professional advisors who are not affiliated with and who are not compensated by GENH or any Affiliate of GENH) has the capacity to protect his, her or its own interests in connection with an investment in the Contribution Securities, and either alone or with the Holder’s professional advisors (as described above) has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in GENH.

7. The Holder understands and acknowledges that any discussions about GENH’s business, management, financial affairs and the terms and conditions of the offerings of the Contribution Securities with the management and/or other representatives of GENH, as well as any written information issued by GENH, including without limitation, the business plan of GENH: (i) were intended to describe the aspects of GENH’s business and prospects that GENH believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties that may cause GENH’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

8. Neither the directors, officers, managers, employees nor any agent of GENH, nor any broker dealer or other person has at any time expressly or implicitly represented, guaranteed or warranted to the Holder: (i) the approximate or exact length of time that the Holder will be required to hold the Contribution Securities; (ii) that the Holder may freely transfer the Contribution Securities; (iii) the percentage of profit and/or amount of or type of consideration, profit, benefit or loss to be realized, if any, as a result of an investment in the Contribution Securities; (iv) that past performance of GENH and/or past performance or experience on the part of the directors, officers, managers or employees of GENH or any other person in any way indicates or predicts the economic or other results of the ownership of the Contribution Securities or of the overall GENH business; (v) that any cash or stock distributions from GENH’s operations or otherwise will be made to GENH’s stockholders by any specific date or will be made at all; or (vi) that any specific tax benefits will accrue as a result of an investment in GENH.

9. The Holder is a sophisticated investor and acknowledges that he, she or it is able to fend for himself, herself or itself, can bear the full economic risk of his, her or its investment in the Contribution Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Contribution Securities, and has in fact evaluated such risks and determined that the Contribution Securities is a suitable investment for the Holder. The Holder is an experienced investor with respect to non-listed, unregistered and restricted securities and speculative and high-risk ventures, and specifically, the Holder has such investment experience and expertise in cannabis and/or cannabis-related industries.

10. Neither the Holder nor any other person who, within the meaning of Section 506(d) of Regulation D under the Securities Act, would be a “beneficial owner of 20% or more of the issuer’s outstanding voting equity securities” with respect to the Holder’s interest in GENH, is subject to any Disqualifying Event or is subject to any proceeding or event that could result in any such Disqualifying Event. “Disqualifying Event” means any of the events listed in subsections (i) through (vii) of Section 506(d) of Regulation D.

11. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Holder hereby represents that he, she or it has satisfied himself, herself or itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase or accept the Contribution Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase or acceptance of the Contribution Securities; (ii) any foreign exchange restrictions applicable to such purchase or acceptance; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Contribution Securities. The Holder’s purchase or acceptance of the Contribution Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

12. Neither the Holder, nor any of its directors, officers, managers, employees, agents, stockholders, members or partners has in connection with the offer and sale of the Contribution Securities either directly or indirectly, including, through a broker or finder: (i) engaged in any general solicitation; or (ii) published any advertisement. The offer to sell or convey the Contribution Securities was directly communicated to the Holder on behalf of GENH by an authorized representative of GENH. At no time was the Holder presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

13. The Holder is not purchasing the Contribution Securities with funds that constitute, directly or indirectly, the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code, nor is the Holder a “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101(f) issued by the United States Department of Labor.

14. The residence or principal place of business, as applicable, of the Holder is set forth on the signature page to this Agreement.

iv. Accuracy of Information and Indemnification by Holder. All of the representations and warranties of the Holder contained in this Agreement and all information provided by the Holder to GENH in this Agreement are true, accurate, complete and correct in all respects on the date hereof.

b. Representations and Warranties of the Company. The Company represents and warrants to the Holder and GENH, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

i. Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification.

ii. Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein do not and will not on the Closing Date (A) conflict with or violate any of the terms of the articles of incorporation and other organizational documents of the Company, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any Lien on any of the assets of the Company, (D) constitute an event permitting termination of any material agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein.

iii. Consents. The execution, delivery and performance by each of the Company and its Subsidiaries of this Agreement and each ancillary agreement to which it is a party does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

c. Representations and Warranties of GENH. Except as set forth in (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and (ii) the Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 202, (collectively (i) and (ii) (the “Covered Parent SEC Disclosure”), GENH hereby represents and warrants to the Holder, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

i. Organization and Qualification. GENH is a corporation validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification.

ii. Authorization; No Restrictions, Consents or Approvals. GENH has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by GENH and constitutes the legal, valid, binding and enforceable obligation of GENH, enforceable against GENH in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement and the consummation by GENH of the transactions contemplated herein (including the issuance of the Contribution Securities in exchange for the Note) do not and will not on the Closing Date (A) conflict with or violate any of the terms of the certificate of incorporation and bylaws of GENH, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which GENH is bound or to which any property of GENH is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which GENH has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any Lien on any of the assets of GENH, (D) constitute an event permitting termination of any material agreement or instrument to which GENH is a party or by which any property or asset of GENH is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which GENH has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which GENH is a party or by which GENH may be bound, or result in the violation by GENH of any laws to which GENH may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or Governmental Authority or any other person is necessary or required in connection with the execution and delivery by GENH of this Agreement or the performance by GENH of its obligations hereunder.

iii. Issuance of Shares. The Contribution Securities have been duly authorized and, upon issuance to Holder in accordance with the terms hereof, shall be validly issued and free from all taxes, Liens and charges with respect to the issue thereof, and the Contribution Securities shall be fully paid and non-assessable with the Holder being entitled to all rights accorded to a holder of Common Stock.

iv. Consents. The execution, delivery and performance by GENH of this Agreement and each ancillary agreement to which it is a party does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

v. Financial Statements. GENH has made available to the Holder (by public filing with the SEC via EDGAR or otherwise) a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by GENH with the SEC since January 1, 2016 (the “GENH SEC Documents”). As of their respective dates, except as otherwise set forth therein, the GENH SEC Documents which have been filed have complied in all material respects with the requirements of the Securities Act, the Sarbanes-Oxley Act of 2002 and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such GENH SEC Documents, in each case, as in effect at such time, and none of the GENH SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later GENH SEC Documents filed and publicly available prior to the date of this Agreement. No Subsidiary of GENH is required (by contract or applicable Law) to make periodic filings with the SEC. The consolidated financial statements of GENH (including the notes thereto) included or incorporated by reference in the GENH SEC Documents (including the audited consolidated balance sheet of GENH as at December 31, 2019 (the “GENH Balance Sheet”) and the unaudited consolidated statements of income for the nine months ended September 30, 2020) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), in each case, as in effect at such time, the assets, Liabilities and the consolidated financial position of GENH and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations and cash flows of GENH and its Subsidiaries taken as a whole, for the periods presented therein.

vi. Brokers. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement based upon arrangements made by or on behalf of GENH or any Subsidiary.

vii. No Other Representations and Warranties. Except for the representations and warranties set forth in this ARTICLE IV, the other Ancillary Documents and any certificate delivered pursuant hereto or thereto, neither GENH, Buyer, nor any of their respective Representatives has made nor make any representation or warranty, express or implied, written or oral, with respect to the transactions contemplated by this Agreement and the other Ancillary Documents, and each of Buyer and GENH hereby disclaims any other representations and warranties, whether made orally or in writing, by or on behalf of Buyer or GENH by any Person. The Buyer Parties acknowledge and agree that each has conducted to its satisfaction its own independent investigation of the condition, operations and Liabilities of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement and the other Ancillary Documents, the Buyer Parties have relied solely on the results of their own independent investigation and the express representations and warranties set forth in ARTICLE III, the Ancillary Documents and any certificate delivered pursuant hereto or thereto.

3. “Market Stand-Off” Agreement.

a. Agreement to Lock-Up. The Holder hereby agrees that, in connection with an offering, initial or otherwise, of Common Stock to the public (a “Public Offering”), unless not required by the managing underwriter or lead placement agent of the Public Offering, it will enter into a lock-up agreement in customary form and subject to customary exceptions pursuant to which the Holder will agree that it will not, during the period commencing on the date of the final prospectus or offering circular relating to an Public Offering and ending on the date specified by the managing underwriter or lead placement agent, not to exceed 180 days from the date of the final prospectus or offering circular relating to the Public Offering (unless reasonably requested by the managing underwriter or lead placement agent in order to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, pursuant to any applicable the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (the “Lock-Up Period”): (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock held immediately prior to the effectiveness of the registration statement or offering statement for the Public Offering; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Contribution Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Contribution Securities or other securities, in cash or otherwise; provided that each other holder of 5% or more of Common Stock is bound by a substantially similar lock-up agreement. The foregoing provisions of this Section 3 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters, placement agents and selling agents, if any, in connection with the Public Offering are intended third-party beneficiaries of this Section 3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder agrees to execute such agreements as may be reasonably requested by the underwriters, placement agents or selling agents in the Public Offering that are consistent with this Section 3 or that are necessary to give further effect thereto, provided, however, that the obligation of the Holder hereunder shall be conditioned on each officer, director and 5% beneficial holder of the Contribution Securities entering into an agreement in substantially the same form in connection with the Public Offering.

b. Stop Transfer Instructions. In order to enforce the foregoing covenant, GENH may impose stop transfer instructions with respect to the Contribution Securities of the Holder (and transferees and assignees thereof) until the end of the Lock-Up Period.

4. [RESERVED].

5. Closing Deliverables. At the Closing:

a. The Holder shall deliver to GENH:

i. any and all certificates evidencing the Note, together with stock powers duly executed for such certificates to allow such certificates to be registered in the name of GENH; and

ii. such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments as may be reasonably requested by GENH in order to effectuate or evidence the transactions contemplated hereby.

b. GENH shall deliver to the Holder a statement from the company’s transfer agent evidencing the Contribution Securities registered in the name of the Holder.

6. [RESERVED]

7. General Provisions.

a. Releases and Waivers of the Holder. The Holder on its own behalf hereby acknowledges and agrees that the Unpaid Amount reflects the amount otherwise due and owing Holder under Note as of the date of this Agreement and as of the Closing Date. The Holder hereby releases the Company and GENH from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Holder may have with respect to any the Note or any other interest in the Company in excess of the Unpaid Amount The Holder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection or other participation rights to which the Holder may be entitled under the articles of organization, certificate of formation or other organizational documents of the Company or under any other agreement or instrument in connection with the Exchange. Except for any shares of Common Stock to be received upon conversion of the Series A Preferred Stock of the Company owned by Holder and the Contribution Securities to be issued in connection with the Exchange, the Holder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, warrants, or similar rights to acquire or receive securities in the Company or GENH.

b. [RESERVED]

c. Governing Law. This Agreement shall be construed according to the laws of the State of New York in effect as of the date hereof, without giving effect to any principle or doctrine regarding conflicts of law.

d. Arbitration and Dispute Resolution. The parties intend that this Section 7(d) will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

i. Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) business days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 8(e)(iii) below without regard to any such ten (10) business day negotiation period.

ii. Any Dispute (including the determination of the scope or applicability of this agreement to arbitrate) that is not resolved pursuant to Section 8(e)(i) above shall be submitted to final and binding arbitration in Texas before one neutral and impartial arbitrator. The arbitration shall be administered by JAMS (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. GENH, on the one hand (on behalf of itself and the Company), and the Holder, on the other hand, shall appoint a single arbitrator (who shall be a retired judge or justice) within fifteen (15) days of a demand for arbitration. If GENH and the relevant Holder cannot mutually agree upon an arbitrator within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Expedited Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than thirty (30) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

iii. Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

iv. The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs, and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

e. Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

f. Waiver. The waiver by a party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of any party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

g. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8(h):

If to Holder: Name and Contact Information as set forth on signature page with a copy (which copy shall not constitute notice) to:

Shulman Rogers

12505 Park Potomac Ave, 6th Floor

Potomac, Maryland 20854

Attention: Lawrence Bard, Esq.

Email: lbard@shulmanrogers.com

If to Company: Energy Hunter Resources, Inc.

5128 Horseshoe Trail
Dallas, Texas 75209
Attention: Gary C. Evans
Email: gevans@energyhunter.energy

If to GENH: Generation Hemp, Inc.

P.O. Box 540308
Dallas, Texas 75354
Attention: Gary C. Evans
Email: gevans@genhempinc.com

with a copy (which copy shall not constitute notice) to:

Duane Morris LLP
1540 Broadway
New York, NY 10036
Attention: Dean M. Colucci
Email: dmcolucci@duanemorris.com

h. No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

i. Termination. This Agreement may be terminated upon written notice at any time prior to Closing by the written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

j. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

k. Advice of Counsel. The parties represent and warrant to each other that, prior to the execution of this Agreement, they sought the advice of independent legal counsel of their own selection regarding the substance of this Agreement, or have had the opportunity to consult with independent legal counsel and have knowingly chosen not to do so.

l. Counterparts. This Agreement may be executed in one or more counterparts (including fax or .pdf counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

m. Definitions. The following terms, as used herein, have the following meanings:

“Action” means any claim, charge, action, suit, arbitration, mediation, inquiry, hearing, audit, proceeding or investigation by or before any Governmental Authority, including any audit, claim or assessment for Taxes or otherwise.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, agreement, indenture, commitment, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, arrangement or other legally binding agreement or obligation.

“Equity Interests” shall mean (i) any capital stock of a corporation, any partnership interest, any limited liability company interest or any other equity interest; (ii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for, any such stock, equity interest or security referred to in clause (i); (iii) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest or security referred to in clause (i) or (ii); and (iv) any contract to grant, issue, award, convey or sell any of the foregoing.

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any federal, national, foreign, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency, bureau, department, board, panel or commission or any court, tribunal, or judicial or arbitral body or mediator or any other instrumentality of any kind of any of the foregoing.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Liabilities” means with respect to any Person, any and all debts, liabilities or obligations of such Person of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including those arising under any Law, Action or Governmental Order and those arising under any Contract or undertaking.

“Lien” means any charge, claim, condition, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Organizational Documents” means, with respect to any Person that is not an individual, (a) such Person’s certificate of incorporation and bylaws, (b) such Person’s certificate of formation, certificate of trust, limited liability company agreement, limited partnership agreement or trust agreement, or (c) any documents comparable to those described in clauses (a) and (b) as may be applicable pursuant to any applicable Law, and (d) any amendment or modification to any of the foregoing.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, whether for-profit, not-for-profit or otherwise, and including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Subsidiary” shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries or (ii) at least 50% of the Equity Interests of such other Person is, directly or indirectly, owned or controlled by such first mentioned Person and/or by any one or more of its Subsidiaries

“Tax(es)” means any federal, state, local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature whatsoever imposed by any Taxing Authority (including, without limitation, any income (net or gross), gross receipts, profits, windfall profit, premium, customs duty, capital stock, sales, use, goods and services, ad valorem, franchise, license, stamp, withholding, employment, social security (or similar), workers compensation, unemployment compensation, disability, employment, payroll, severance, occupation, transfer, excise, import, real property, personal property, intangible property, occupancy, registration, recording, value added, minimum, unclaimed property, escheat payments, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Note Contribution Agreement as of the date first above written.

GENH:
GENERATION HEMP, INC.,
a Colorado corporation

By:	/s/ Gary C. Evans
Name:	Gary C. Evans
Title:	Chief Executive Officer

COMPANY:
ENERGY HUNTER RESOURCES, INC.,
a Delaware corporation

By:	/s/ Gary C. Evans
Name:	Gary C. Evans
Title:	Chief Executive Officer

HOLDER:
SATELLITE OVERSEAS (HOLDINGS) LIMITED

By:	/s/ Rajiv I. Modi
Name:	Rajiv I. Modi, Ph.D.
Title:	Director

ADDRESS FOR NOTICES: